Exhibit 17.2

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BOARD OF DIRECTORS
GREAT EXPECTATIONS & ASSOCIATES INC.
P.O. BOX 440842 AURORA COLORADO 60044

Dear Miles

PLEASE BE ADVISED THAT I HEREBY RESIGN AS SECRETARY AND AS A MEMBER OF THE BOARD OF DIRECTORS OF THE CORPORATION EFFECTIVE IMMEDIATELY.


                                                        VERY TRULY YOURS,

                                                        Daniel A. Unrein Jr.

                                                        /s/ Daniel A. Unrein Jr.